As filed with the Securities and Exchange Commission on June 21, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Huntington Ingalls Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0607005
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of Principal Executive Offices)	(Zip Code)

Huntington Ingalls Industries Savings Plan

Huntington Ingalls Industries Financial Security and Savings Program

Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union

Eligible Employees

(Full Title of the Plan)

Kellye L. Walker

Executive Vice President and Chief Legal Officer

4101 Washington Avenue

Newport News, VA 23607

(Name and Address of Agent For Service)

(757) 380-2000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,550,000 shares(2)	$213.80(3)	$545,190,000(3)	$66,078

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Huntington Ingalls Industries Savings Plan, the Huntington Ingalls Industries Financial Security and Savings Program, and the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees.

(2)

Consists of (i) 2,000,000 shares issuable under the Huntington Ingalls Industries Savings Plan, (ii) 50,000 shares issuable under the Huntington Ingalls Industries Financial Security and Savings Program, and (iii) 500,000 shares issuable under the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s Common Stock as reported on the New York Stock Exchange on June 14, 2019, which was $213.80.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Huntington Ingalls Industries, Inc. (the “Company”) for the purpose of registering 2,550,000 additional shares of its common stock, par value $0.01 per share, including (i) 2,000,000 shares issuable under the Huntington Ingalls Industries Savings Plan (the “HISP”), (ii) 50,000 shares issuable under the Huntington Ingalls Industries Financial Security and Savings Program (the “FSSP”), and (iii) 500,000 shares issuable under the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (the “NNOSP”). The Company previously filed with the Securities and Exchange Commission a registration statement on Form S-8 (File No. 333-173170) with respect to the HISP, a registration statement on Form S-8 (File No. 333-173173) with respect to the FSSP, a registration statement on Form S-8 (File No. 333-221452) with respect to the HISP and the FSSP, a registration statement on Form S-8 (File No. 333-173171) with respect to the NNOSP, and a registration statement on Form S-8 (File No. 333-221451) with respect to the NNOSP (collectively, the “Prior Registration Statements”). This registration statement relates to the securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, the contents of the Prior Registration Statements are incorporated herein by reference, including periodic reports that the Company filed after the Prior Registration Statements to maintain current information about the Company that were incorporated by reference into the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., filed March 30, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2011).

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 28, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014).

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 21, 2015 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015).

4.4	Restated Bylaws of Huntington Ingalls Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 1, 2016).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1	Huntington Ingalls Industries Savings Plan, as amended and restated effective December 1, 2015 (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-221452) filed on November 9, 2017).

99.2	First Amendment to the December 1, 2015 Restatement of the Huntington Ingalls Industries Savings Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-221452) filed on November 9, 2017).

99.3	Second Amendment to the December 1, 2015 Restatement of the Huntington Ingalls Industries Savings Plan (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (File No. 333-221452) filed on November 9, 2017).

99.4	Third Amendment to the December 1, 2015 Restatement of the Huntington Ingalls Industries Savings Plan.

99.5	Fourth Amendment to the December 1, 2015 Restatement of the Huntington Ingalls Industries Savings Plan.

99.6	Fifth Amendment to the December 1, 2015 Restatement of the Huntington Ingalls Industries Savings Plan.

99.7	Huntington Ingalls Industries Financial Security and Savings Program, as amended and restated effective October 1, 2015 (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form S-8 (File No. 333-221452) filed on November 9, 2017).

99.8	First Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries Financial Security and Savings Program (incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form S-8 (File No. 333-221452) filed on November 9, 2017).

99.9	Second Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries Financial Security and Savings Program.

99.10	Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees, as amended and restated effective October 1, 2015 (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.11	First Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.12	Second Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.13	Third Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees.

99.14	Fourth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Virginia on this 21st day of June, 2019.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:	/s/ C. Michael Petters
C. Michael Petters
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Huntington Ingalls Industries, Inc., hereby severally constitute and appoint Kellye L. Walker and Charles R. Monroe, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Industries Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Michael Petters C. Michael Petters	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2019

/s/ Christopher D. Kastner Christopher D. Kastner	Executive Vice President, Business Management and Chief Financial Officer (Principal Financial Officer)	June 21, 2019

/s/ Nicolas G. Schuck Nicolas G. Schuck	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 21, 2019

/s/ Thomas B. Fargo Thomas B. Fargo	Chairman	June 21, 2019

/s/ Philip M. Bilden Philip M. Bilden	Director	June 21, 2019

/s/ Augustus L. Collins Augustus L. Collins	Director	June 21, 2019

/s/ Kirkland H. Donald Kirkland H. Donald	Director	June 21, 2019

/s/ Victoria D. Harker Victoria D. Harker	Director	June 21, 2019

/s/ Anastasia D. Kelly Anastasia D. Kelly	Director	June 21, 2019

/s/ Tracy B. McKibben Tracy B. McKibben	Director	June 21, 2019

/s/ Thomas C. Schievelbein Thomas C. Schievelbein	Director	June 21, 2019

/s/ John K. Welch John K. Welch	Director	June 21, 2019

/s/ Stephen R. Wilson Stephen R. Wilson	Director	June 21, 2019

The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport News, Virginia on this 21st day of June, 2019.

HUNTINGTON INGALLS INDUSTRIES SAVINGS PLAN

HUNTINGTON INGALLS INDUSTRIES FINANCIAL SECURITY AND SAVINGS PROGRAM

HUNTINGTON INGALLS INDUSTRIES, INC. NEWPORT NEWS OPERATIONS SAVINGS (401(K)) PLAN FOR UNION ELIGIBLE EMPLOYEES

By:	/s/ William E. Ermatinger
William E. Ermatinger
Chair, Administrative Committee